Cordia Corporation Announces Successful Deployment of Nationwide E911 Emergency Calling Service to U.S. VoIP Customers

Orlando, Florida – January 17, 2006 – Cordia Corporation (OTCBB: CORG), a global communications service provider, announced today that it had successfully deployed nationwide E911 emergency calling services on its VoIP network for Cordia’s United States based customers. The company now believes that is has complied with the FCC’s E911 mandate for VoIP in the United States and expects to begin marketing domestic VoIP services immediately.

“We are pleased to report that our IP Services development group has been able to successfully integrate E911 calling capabilities into Cordia’s VoIP network,” said Cordia’s Chairman and CEO Joel Dupre. “With today’s deployment of E911, we can focus our efforts on the rapid and profitable growth of our VoIP service offerings in the United States. In the coming days and weeks, we expect to announce exciting IP based communications offerings that will leverage the capabilities of our proprietary VoIP network to deliver new and valuable services to customers based in the U.S. and around the world.”

About Cordia Corporation

Cordia Corporation, through its operating subsidiaries, Cordia Communications Corp. and CordiaIP Corp., offers business, residential and wholesale customers local and long distance telecommunications services utilizing traditional wireline and Voice over Internet Protocol (“VoIP”) technologies.  In addition, Cordia develops and provides a suite of proprietary Web-based billing software and outsourced services to local, long distance and VoIP telecommunications providers.

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

     Cordia Corp

     Kevin Griffo, 866-777-7777

     kgriffo@cordiacorp.com

     Or

     Investors:

     Alliance Advisors, LLC

     Alan Sheinwald, 914-244-0062

     asheinwald@allianceadvisors.net